CONSULTING AGREEMENT

THIS AGREEMENT FOR CONSULTING SERVICES (the "Agreement") is entered into and effective as of the 8th day of January, 2016 by and between **LEON E. NOWEK** (the "Consultant") **Ul. Wyspianskiego 10/1, 30-035 Krakow, Poland**, and **BEATMUNGSPFLEGE 24 GmbH**, a German Limited liability company with its registered office at Villa Schoene, Badstrasse 36, D-70372 Stuttgart, Germany (the "Corporation").

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1. RECITAL

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1 The Corporation desires to engage the services of the Consultant to assist it with respect to its financial recordkeeping and regulatory filings with the United States Securities and Exchange Commission (the "SEC").

1.2 The Consultant desires to provide such services to the Corporation as a contractor and pursuant to the terms and conditions set forth herein.

2. NATURE AND EXTENT OF CONSULTING SERVICES

2.1 Term of Agreement This Agreement shall be for a term of **1 year** and shall terminate on **December 31, 2016.** This Agreement is automatically renewed for another 1 year to December 31, 2017 if both parties are satisfied with the arrangements by September 30, 2016. This Agreement cannot be cancelled by the Corporation for any reason during the first 6 months.

2.2 Duties of Consultant During the term of this Agreement, Consultant shall provide services (the "Services") as follows:

(1) consult with the Corporation concerning on-going financial recordkeeping;

(2) render advice with respect to auditing and SEC filings and/or other regulatory filings;

(3) liaison with the Company's auditors;

(4) assist management of the Corporation in order to evaluate the Corporation's SEC filing requirements.

(5) Consultant agrees to act as Chief Financial Officer ("CFO") if appointed by the Corporation and the Corporations US parent company.

2.3 Devotion to Duty The Consultant agrees to devote such time as is reasonable on an "as needed" basis (up to 50% of his time) with respect to the Services. The Consultant is free to represent or perform services for other clients, provided it does not interfere with the duties contained in this Agreement.

2.4 Duties of The Corporation The Corporation shall provide the Consultant, on a regular and timely basis, with all approved data and information about the Corporation, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by the Consultant, and shall advise the Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

2.5 Compensation In consideration of entering into this Agreement, the Corporation shall pay 4,000 EUR per month, payable on the 1st day of each month and stock options for 1,000,000 vested shares, 2 year expiry at $0.20 US per share of the Corporation's US parent company.

2.6 Expenses The Corporation will reimburse the Consultant for travel and other out of pocket expenses incurred in performance of his duties upon delivery of receipts to the Corporation.

2.7 Nondisclosure of Information The Consultant agrees that, except as required to perform his duties, he will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information of any kind, nature or description concerning any matters affecting or relating to the business of the Corporation.

2.8 Assignment of Agreement Due to the personal nature of the services to be rendered by the Consultant, this Agreement may not be assigned by the Consultant without the prior written consent of the Corporation.

3. MISCELLANEOUS PROVISIONS

3.1 Co-operation of Parties The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and give effect to the purposes of this Agreement.

3.2 Governing Law The Agreement shall be governed by the laws of Germany and each party irrevocably attorns to the jurisdiction of the courts of Germany .

3.3 Modification of Agreement This Agreement may be amended or modified in any way and at any time by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing amending or modifying of this Agreement shall be attached to and kept with this Agreement.

3.4 Legal Fees If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.5 Entire Agreement This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

3.6 Counterparts This Agreement may be signed in one or more counterparts.

3.7 Facsimile Transmission Signatures A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

3.8 This Agreement supercedes all previous Agreements between the Corporation and the Consultant relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

BEATMUNGSPFLEGE 24 GmbH
by its authorized signatory:

[signature]
Signature of Authorized Signatory

DR. ORHAN KARAHODZA
Name of Authorized Signatory

PRESIDENT
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED BY LEON E. NOWEK
In the presence of:

[signature]
Signature of Witness

UL. WYSPIANSKIEGO 10/1
Address of Witness

KRAKOW 30-035 POLAND

[signature]
LEON E. NOWEK

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